Exhibit 10.5

VOTING AGREEMENT

VOTING AGREEMENT (this “Voting Agreement”), dated as of January 5, 2021, by and among Pixium Vision, a société anonyme having its registered office at 74, rue du Faubourg Saint-Antoine, 75012 Paris, France, registered with the trade and companies registry (register du commerce et des sociétés) of Paris under number 538 797 655 (“Pixium”) and Matthew Pfeffer (the “Stockholder”).

W I T N E S S E T H

WHEREAS, concurrently with the execution and delivery of this Voting Agreement, Second Sight Medical Products Inc., a California corporation (the “Company”) and Pixium are entering into a Memorandum of Understanding (as the same may be amended from time to time, the “MOU”), pursuant to which, among other things, the Company shall raise certain new money for working capital and general purposes, Pixium shall contribute certain assets to the Company in exchange for Company common stock and the Company shall contribute certain assets to a subsidiary of the Company and issue to certain stockholders of the Company 60% of the equity of such subsidiary (the “Transaction”);

WHEREAS, as of the date hereof, Stockholder is the record or beneficial owner of the number of Shares set forth opposite his, her or its name on Exhibit A; and

WHEREAS, in order to induce Pixium to enter into the MOU, Stockholder has agreed to enter into this Voting Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the MOU and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1Defined Terms.  The following capitalized terms, as used in this Voting Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the MOU.

(a)“Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any Shares means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any Contract, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

Exhibit 10.5

(b)“Stockholder Shares” means 14,785 Shares held of record or Beneficially Owned by Stockholder, and with respect to which Stockholder has both the power to vote and dispose of such Shares.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1No Transfer of Shares.  Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of its Stockholder Shares or any interest in its Stockholder Shares, (b) deposit its Stockholder Shares or any interest in its Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of its Stockholder Shares or grant any proxy or power of attorney with respect thereto (other than as contemplated herein) or (c) enter into any Contract with respect to the direct or indirect acquisition or sale, pledge, encumbrance, assignment, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of its Stockholder Shares (any such action in clause (a), (b) or (c) above, a “transfer”). Notwithstanding anything to the contrary in the foregoing sentence, this Section 2.1 shall not prohibit a transfer of Stockholder Shares by Stockholder (i) if such Stockholder is an individual, (A) to any member of Stockholder’s immediate family or to a trust solely for the benefit of Stockholder or any member of Stockholder’s immediate family, (B) by operation of law, (C) by instrument to an inter vivos or testamentary trust in which the Stockholder’s right to Shares is to be passed to beneficiaries upon the death of the trustee, (D) pursuant to a court order, or (E) upon the death of Stockholder to Stockholder’s heirs or (ii) if Stockholder is not a natural person, (A) to an Affiliate of the Stockholder or (B) without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; provided, however, that in each case a transfer shall be permitted only if, and as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing to be bound by all of the terms of this Voting Agreement as though such transferee were the “Stockholder” hereunder.

2.2Vote in Favor of the Transaction and Related Matters.  Stockholder, solely in Stockholder’s capacity as a stockholder of the Company (and not, if applicable, in Stockholder’s capacity as an officer or director of the Company), irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Date (as defined below), at any meeting of the stockholders of the Company or any adjournment thereof, or in connection with any action by written consent of the stockholders of the Company, Stockholder shall:

(a)appear at each such meeting or otherwise cause all of its Stockholder Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of its Stockholder Shares:  (i) in favor of the adoption of the MOU and approval of the Transaction and all matters set forth in Schedule 3.4.2 of the MOU, (ii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the Transaction and all matters set forth in Schedule 3.4.2 of the MOU, (iii) against any other action or Acquisition Transaction (other than the Transaction) that would reasonably be expected (A) to impede, interfere, delay, postpone or

Exhibit 10.5

adversely affect the consummation of the Transaction, including, without limitation, any extraordinary transaction, merger, reverse merger, consolidation, sale of assets, recapitalization or other business combination involving the Company or (B) to result in a material breach of any covenant, representation or warranty of the Company under the MOU or (C) to result in any of the conditions to the Company’s obligations under the MOU not being fulfilled or satisfied.

2.3Termination.  This Voting Agreement and the obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) such date and time as the MOU shall have been validly terminated pursuant to its terms or (b) the consummation of each of the Fund Raising, Contribution and Spin-Off (such earliest date, the “Expiration Date”); provided, however, that the provisions of Article V shall survive any termination of this Voting Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDERS

Stockholder hereby represents and warrants to Pixium, as of the date hereof, as follows:

3.1Authorization; Binding Agreement.  Stockholder has all legal right, power, authority and capacity to execute and deliver this Voting Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby.  This Voting Agreement has been duly and validly executed and delivered by or on behalf of Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Pixium, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against Stockholder in accordance with its terms (except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting creditors’ rights generally and by general principles of equity).

3.2No Conflict; Required Filings and Consents.

(a)The execution and delivery of this Voting Agreement to Pixium by Stockholder does not, and the performance of this Voting Agreement will not, except where it would not interfere with Stockholder’s ability to perform his, her or its obligations hereunder, (i) conflict with or violate any Law applicable to Stockholder or by which Stockholder is bound or affected, or (ii) violate or conflict with the articles of incorporation or bylaws or other equivalent organizational documents of Stockholder, if applicable.  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by Stockholder of the transactions contemplated by this Voting Agreement.

(b)The execution and delivery of this Voting Agreement to Pixium by Stockholder does not, and the performance of this Voting Agreement will not, require any consent, approval, authorization, waiver, Order or permit of, or filing with or notification to, any third party or any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations, waivers, Orders or permits, or to make such filings or notifications, would not interfere with such Stockholder’s ability to perform his, her or its obligations hereunder.

Exhibit 10.5

3.3Litigation.  There is no Action pending or, to the knowledge of Stockholder, threatened, against Stockholder or any of Stockholder’s Affiliates or any of their respective properties or assets or any of their respective officers, directors, partners, managers or members (in their capacities as such), as applicable, that would interfere with such Stockholder’s ability to perform his, her or its obligations hereunder.  There is no Order against Stockholder or any of Stockholder’s Affiliates, or, to the knowledge of Stockholder, any of their respective officers, directors, partners, managers or members (in their capacities as such), that would prevent, enjoin, alter or delay any of the transactions contemplated by this Voting Agreement, or that would otherwise interfere with such Stockholder’s ability to perform its obligations hereunder.

3.4Title to Shares.  Stockholder is the record or beneficial owner of the Shares set forth opposite its name on Exhibit A.  Stockholder has good title to his, her or its Stockholder Shares.  Except as otherwise set forth in this Voting Agreement, Stockholder has, and will have at all times through the Closing Date, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of its Stockholder Shares.

3.5Acknowledgement of the MOU.  Stockholder hereby acknowledges and agrees that Stockholder has received a draft of the MOU presented to Stockholder as in substantially final form and has reviewed and understood the terms thereof.

ARTICLE IV

COVENANTS OF THE STOCKHOLDERS

4.1Further Assurances.  From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Pixium may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

4.2No Inconsistent Agreements

.  Except for this Voting Agreement, during the term of this Voting Agreement, Stockholder shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Stockholder Shares, (b) grant any proxy, consent, power of attorney or other authorization or consent with respect to any of the Stockholder Shares that is inconsistent with this Voting Agreement or (c) knowingly take any action that would constitute a breach hereof, make any representation or warranty of Stockholder set forth in Article III untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of its obligations under this Voting Agreement.

4.3Public Announcements.  Stockholder further agrees to permit the Company and Pixium to publish and disclose, including in filings with the SEC and in the press release announcing the Transactions contemplated by the MOU (the “Announcement Release”), this Voting Agreement and the Stockholder’s identity and ownership of the Stockholder Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Voting Agreement, in each case, to the extent the Company or Pixium reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement

Exhibit 10.5

Release, to the extent the information contained therein is consistent with other disclosures being made by the Company and Pixium).

4.4Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary: (i) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Shares, and not in Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any Company Stock Plan, and (ii) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the board of directors of the Company or any Subsidiary or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company.

ARTICLE V

GENERAL PROVISIONS

5.1Entire Agreement; Amendments.  This Voting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.  This Voting Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

5.2Assignment.  No party to this Voting Agreement may assign any of its rights or obligations under this Voting Agreement without the prior written consent of the other party hereto.  Any assignment contrary to the provisions of this Section 5.2 shall be null and void.

5.3Severability.  If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

5.4Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement are not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage.  The parties agree that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Voting Agreement, Pixium shall be entitled to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, with Stockholder agreeing that it shall waive the defense of adequacy of a remedy at Law in any such Action, and/or (b) an injunction restraining such breach or threatened breach.  The parties further agree that, notwithstanding anything to the contrary contained herein, Stockholder shall not be liable for any money damages for any breach of this Voting Agreement other than a breach

Exhibit 10.5

resulting from an action or omission intentionally taken (or failed to be taken) by Stockholder with the knowledge that such action or omission would, or would reasonably be expected to, cause such breach of a representation, warranty, covenant or obligation contained in this Voting Agreement.

5.5Governing Law; Jurisdiction; Jury Trial.

(a)This Voting Agreement (and any Actions arising out of or related hereto or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of California, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the Laws of any jurisdiction other than the State of California.

(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the State courts of California and the Federal courts of the United States of America sitting in the State of California), and any appellate court from any thereof, in any Action arising out of or relating to this Voting Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise), and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) except in courts set forth above, (ii) agrees that any Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) may be heard and determined in the courts set forth above, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) in the courts set forth above, and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) in the courts set forth above.  Notwithstanding the foregoing, each of the parties hereto agrees that a final judgment in any such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be conclusive and may be enforced in other jurisdictions within and outside the United States of America by suit on the judgment or in any other manner provided by Law.  Each party to this Voting Agreement irrevocably consents to service of process anywhere in the world in the manner provided for notices in Section 5.7.  Nothing in this Voting Agreement will affect the right of any party to this Voting Agreement to serve process in any other manner permitted by Law.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT AND ANY OF THE

Exhibit 10.5

AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5(C).

5.6No Waiver.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Neither party shall be deemed to have waived any claim available to it arising out of this Voting Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of such party.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.7Notices.  All notices, requests, demands and other communications under this Voting Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery; (c) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a Business Day before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving party, and receipt is confirmed, on the following Business Day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Voting Agreement:

If to Pixium:

Pixium Vision

74 Rue du Faubourg Saint-Antoine, 75012

Paris, France

Attn: Lloyd Diamond and Guillaume Renondin

Email: ldiamond@pixium-vision.com and grenondin@pixium-vision.com with a copy (which shall not constitute notice) to:

Brandford Griffith

9 rue des Pyramides – 75001

Paris, France

Exhibit 10.5

Attn: Henri Brandford Griffith and Stanislas Langlois

Email: hbg@brandfordgriffith.com and s.langlois@brandfordgriffith.com

and

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attn: Robert Freedman and David Michaels
Email: rfreedman@fenwick.com and dmichaels@fenwick.com

If to a Stockholder, to the address or email address set forth on the signature page hereof or, if not set forth thereon, to the address reflected in the stock books of the Company.

5.8No Third-Party Beneficiaries.  This Voting Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by, Pixium and Stockholder and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any Person (other than Pixium and Stockholder) any legal or equitable right, benefit or remedy of any nature whatsoever; provided, that the Company shall be a third party beneficiary of this Voting Agreement and shall be entitled to enforce any power, right, privilege or remedy of Pixium hereunder.

5.9Headings.  The heading references herein are for convenience of reference only and do not form part of this Voting Agreement, and no construction or reference shall be derived therefrom.

5.10Counterparts.  This Voting Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”)) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

PIXIUM VISION

By:/s/ Lloyd Diamond

Name:  Mr. Lloyd Diamond

Title:  Directeur-Général

Exhibit 10.5

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

/s/ Matthew Pfeffer

Name: Matthew Pfeffer

Date:   January 5, 2021

Address:	12744 San Fernando Road
Suite 400

Sylmar, CA 91342 USA

Email:mattpfeffer@sbcglobal.net

Signature Page to Voting Agreement